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EXHIBIT 23(a)



INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-78550 of Pico Products, Inc. on Form S-8 of our report dated October 24, 1996 appearing in this Annual Report on Form 10-K of Pico Products, Inc. for the year ended July 31, 1996.


DELOITTE & TOUCHE LLP

Los Angeles, California
October 24, 1996